For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2020 FOURTH QUARTER AND YEAR END RESULTS
PHOENIX, May 26, 2020 (GLOBE NEWSWIRE) -- Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 28, 2020. As previously reported, on August 2, 2019, the Company completed the acquisition of Destiny Homes, which operates a manufactured and modular housing factory in Moultrie, Georgia. The results from this acquired operation since the acquisition date are included in the consolidated financial statements presented herein.
Three months ended March 28, 2020 compared to the three months ended March 30, 2019

•
Net revenue was $255.3 million, up 5.9% from $241.1 million in the prior year period. The increase was from improved home sales volume, including homes sold from the new Destiny acquisition, changes in product mix and higher home selling prices compared to the prior year.

•
Income before income taxes was $13.6 million, a 47.9% decrease from $26.1 million in the prior year period. In the factory-built housing segment, during the latter part of the quarter, home production volume and operational efficiencies declined from challenges related to the novel coronavirus COVID-19 ("COVID-19") pandemic, as described further below. The financial services segment recorded lower gross profits largely from $2.1 million of charges for increased loan allowances and losses on forward sales and interest rate lock commitments from economic conditions stemming from the pandemic. This segment also recorded $2.0 million of unrealized losses on equity investments compared to $0.6 million of unrealized gains in the prior year quarter. Income before income taxes was also decreased by $2.1 million for unrealized losses on corporate equity investments compared to $0.7 million of unrealized gains in the same quarter last year.

•
Income tax expense was $1.6 million, resulting in an effective tax rate of 12.0% compared to $6.1 million and an effective tax rate of 23.4% in the prior year period. The lower effective tax rate in the current period primarily relates to greater tax benefits from stock option exercises.

•	Net income was $12.0 million compared to $20.0 million in the prior year period, a 40.0% decrease. Diluted net income per share was $1.29 versus $2.17 for the comparable period last year.
During each quarterly period, items ancillary to our core operations had the following impact on the results (in millions).

	Three Months Ended
	March 28, 2020	March 30, 2019
Net revenue
Unrealized (losses)/gains on equity investments in financial services segment	$(2.0)	$0.6
Cost of sales
Non-cash valuation adjustments from economic conditions stemming from the pandemic	(2.1)	—
Selling, general and administrative expenses
Director and Officer ("D&O") insurance premium amortization	(2.1)	(2.1)
Legal and other expenses related to the Company's internal investigation and response to the Securities and Exchange Commission ("SEC") inquiry	(0.4)	(0.8)
Other income
Unrealized (losses)/gains on corporate equity investments	(2.1)	0.7
Income tax expense
Tax benefits from stock option exercises	1.7	0.2

Twelve months ended March 28, 2020 compared to the twelve months ended March 30, 2019

•
Net revenue was $1.062 billion, up 10.3% from $962.7 million in the prior fiscal year. The increase was from improved home sales volume, including homes sold from the new Destiny acquisition, changes in product mix and higher home selling prices versus the prior year.

•
Income before income taxes increased 7.3% to $93.0 million as compared to $86.7 million in the prior fiscal year. The improvement was primarily from higher gross profit margins from increased home sales, lower home production materials input costs and improved earnings in the financial services segment, partially offset by factors related to the COVID-19 pandemic, as discussed above.

•
Income tax expense was $17.9 million, an effective tax rate of 19.3%, compared to income tax expense of $18.1 million and an effective tax rate of 20.8% in the prior year. The lower effective tax rate in the current period primarily relates to the recognition of certain tax credits under the Consolidated Appropriations Act, 2020.

•	Net income was $75.1 million, up 9.5% from net income of $68.6 million in the prior year. Diluted net income per share was $8.10 versus $7.40 in the prior year.
During each annual period, items ancillary to our core operations had the following impact on the results (in millions).

	Year Ended
	March 28, 2020	March 30, 2019
Net revenue
Unrealized (losses)/gains on equity investments in financial services segment	$(1.4)	$0.1
Cost of sales
Non-cash valuation adjustments from economic conditions stemming from the pandemic	(2.1)	—
Selling, general and administrative expenses
D&O insurance premium amortization	(8.4)	(2.8)
Legal and other expenses related to the Company's internal investigation and response to the SEC inquiry	(2.9)	(2.1)
Other income
Unrealized losses on corporate equity investments	(0.7)	(0.3)
Gain on sale of idle land	3.4	—
Income tax expense
Tax benefits from stock option exercises	3.0	2.5
Recognition of certain tax credits under the Consolidated Appropriations Act, 2020	1.8	—
Business Update on the COVID-19 Pandemic
As initially described in Cavco's press release on March 30, 2020, the Company continues to operate substantially all of its homebuilding and retail sales facilities while working to follow COVID-19 health guidelines. The Company adjusted its operations to minimize exposure and transmission risks by implementing enhanced facility cleaning, social distancing and related protocols while continuing to serve its customers. Operational efficiencies declined from adjusting home production processes to comply with health guidelines and managing higher factory employee absenteeism and building material supply shortages. The Company's average plant capacity utilization rate fell accordingly, fluctuating between approximately 45% and 75% since the onset of the pandemic, compared to pre-pandemic levels of more than 80%.

While Company-owned retail stores and most independently owned retail sales locations remained open for business since the onset of the pandemic, customer traffic has declined. The Company received fewer home orders from its distribution channels than would be typical during the spring selling season. Home sales order volumes dropped approximately 40% in mid-April 2020, but improved somewhat to approximately 20% lower than pre-pandemic levels by mid-May 2020.
While circumstances surrounding the COVID-19 pandemic have caused home sales orders to decline, production rates have also declined, as explained above, resulting in backlogs with a value of $123 million in mid-May 2020 compared to $124 million at March 28, 2020 and $129 million at March 30, 2019. This backlog of home orders excludes home orders that have been paused or canceled at the request of the customer.
The Company has decided to shut down production and close its Lexington, Mississippi plant. Ongoing market and operating challenges were exacerbated by decreased business and the ongoing uncertainty resulting from the COVID-19 pandemic, all of which contributed to this decision. This location has stopped accepting new orders for homes, is working to support customers by completing production of home orders already in process (which are expected to be completed in June 2020) and has notified its workforce. The Company will remain available to serve wholesale customers previously served by the Lexington facility, that choose to continue to purchase the Company's products, from its other production lines in the southeast. The Company does not expect that closing the Lexington facility will have a significant adverse financial effect on the Company.
It is difficult to predict the future impacts on housing demand or the nature of operations at each of our locations due to the COVID-19 pandemic. However, our wholesale customers have been positive about continuing the process of delivering homes and supportive of our efforts to continue production to meet housing needs.
Commenting on the results, Bill Boor, President and Chief Executive Officer said, "It is important to recognize the Company's very strong performance in fiscal year 2020, despite COVID-19, which impacted fourth quarter results. We achieved new milestones in net revenue, net income and total number of homes sold. The fourth quarter presented a new challenge in responding to the pandemic and accompanying uncertainty. I'm exceedingly proud of how our people have responded by staying committed to serving customers while working safely. Homeowners and small businesses depend on us and Cavco's employees have stepped up to the challenge with a great deal of creativity, commitment and resilience. We continue to be in a very strong position with a healthy balance sheet and continued cash generation, given our ability to adjust costs to current market conditions. While the timing and pace of future business is impossible to predict, the deficit of affordable housing has not gone away and we remain very positive about the future of the Company and the industry."
Cavco's management will hold a conference call to review these results tomorrow, May 27, 2020, at 8:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle and Destiny. The Company is also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies, including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; curtailment of available financing from home-only lenders; availability of wholesale financing and limited floor plan lenders; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and our ability to generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages and the pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and turmoil in the credit markets; governmental and regulatory disruption, including federal government shutdowns; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; and losses not covered by our director and officer insurance may be large, adversely impacting financial performance; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2019 Form 10-K, as may be amended from time to time, including by means of the Risk Factor Update included in our Current Report on Form 8-K filed on March 31, 2020, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 28, 2020	March 30, 2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$241,826	$187,370
Restricted cash, current	13,446	12,148
Accounts receivable, net	42,800	40,701
Short-term investments	14,582	12,620
Current portion of consumer loans receivable, net	32,376	30,058
Current portion of commercial loans receivable, net	14,657	14,574
Current portion of commercial loans receivable from affiliates, net	766	660
Inventories	113,535	116,203
Assets held for sale	—	3,061
Prepaid expenses and other current assets	42,197	44,654
Total current assets	516,185	462,049
Restricted cash	335	351
Investments	31,557	32,137
Consumer loans receivable, net	49,928	56,727
Commercial loans receivable, net	23,685	22,208
Commercial loans receivable from affiliate, net	7,457	5,564
Property, plant and equipment, net	77,190	63,484
Goodwill	75,090	72,920
Other intangibles, net	15,110	9,776
Operating lease right-of-use assets	13,894	—
Total assets	$810,431	$725,216
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,924	$29,305
Accrued expenses and other current liabilities	139,930	125,181
Current portion of securitized financings and other	2,248	19,522
Total current liabilities	172,102	174,008
Operating lease liabilities	10,743	—
Securitized financings and other	12,705	14,618
Deferred income taxes	7,295	7,002
Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Outstanding 9,173,242 and 9,098,320 shares, respectively	92	91
Additional paid-in capital	252,260	249,447
Retained earnings	355,144	280,078
Accumulated other comprehensive income (loss)	90	(28)
Total stockholders' equity	607,586	529,588
Total liabilities and stockholders' equity	$810,431	$725,216

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net revenue	$255,335	$241,113	$1,061,774	$962,746
Cost of sales	203,437	185,320	831,256	757,040
Gross profit	51,898	55,793	230,518	205,706
Selling, general and administrative expenses	37,420	31,487	145,611	121,568
Income from operations	14,478	24,306	84,907	84,138
Interest expense	(217)	(608)	(1,495)	(3,444)
Other (expense) income, net	(631)	2,378	9,567	5,982
Income before income taxes	13,630	26,076	92,979	86,676
Income tax expense	(1,629)	(6,105)	(17,913)	(18,054)
Net income	$12,001	$19,971	$75,066	$68,622

Net income per share:
Basic	$1.31	$2.20	$8.22	$7.56
Diluted	$1.29	$2.17	$8.10	$7.40
Weighted average shares outstanding:
Basic	9,158,287	9,098,320	9,129,639	9,080,878
Diluted	9,297,964	9,219,015	9,268,784	9,268,737

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net revenue:
Factory-built housing	$240,776	$225,528	$999,340	$905,726
Financial services	14,559	15,585	62,434	57,020
Total net revenue	$255,335	$241,113	$1,061,774	$962,746

Gross profit:
Factory-built housing	$45,677	$44,722	$195,244	$172,136
Financial services	6,221	11,071	35,274	33,570
Total gross profit	$51,898	$55,793	$230,518	$205,706

Income from operations:
Factory-built housing	$12,851	$17,379	$68,070	$67,041
Financial services	1,627	6,927	16,837	17,097
Total income from operations	$14,478	$24,306	$84,907	$84,138

Capital expenditures	$7,853	$1,318	$14,340	$7,636
Depreciation	$1,388	$1,150	$5,177	$4,374
Amortization of other intangibles	$187	$80	$606	$324

Total factory-built homes sold	3,647	3,519	15,100	14,389

###